Exhibit 3.1.b

                               CAPITAL TRUST, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

         FIRST: Capital Trust, Inc., a Maryland corporation (the "Corporation"), hereby amends its charter as currently in effect as follows: Immediately upon the acceptance of these Articles of Amendment for record (the "Effective Time") by the State Department of Assessments and Taxation of Maryland ("SDAT"), every three shares of Class A Common Stock ("Class A Stock"), par value $.01 par share, of the Corporation, which were issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into one issued and outstanding share of Class A Stock, subject to the treatment of fractional interests in shares of Class A Stock resulting from the change described below. No certificates or scrip representing fractional share interests in Class A Stock shall be issued, and no fractional share interest shall entitle the holder thereof to vote or to any rights as a stockholder of the Corporation. A stockholder shall receive, in lieu of any fractional share interest in Class A Stock to which the stockholder would otherwise be entitled, a cash payment therefor equal to the product obtained by multiplying (1) the closing price per share of Class A Stock on the New York Stock Exchange on the day immediately preceding the Effective Date, as reported on the composite tape of the New York Stock Exchange, Inc. (or in the event the Class A Stock is not so traded on the day immediately preceding the Effective Time, such closing price on the next preceding day on which such stock was traded on the New York Stock Exchange), or in the event the Class A Stock is not traded on the New York Stock Exchange, the fair value per share as determined solely in the discretion of the Board of Directors, by (2) the number of shares of Class A Stock outstanding immediately prior to the Effective Time that would otherwise have been changed into a fractional interest in Class A Stock. Each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Class A Stock (an "Old Certificate") shall be entitled to receive, upon surrender of such Old Certificate to the transfer agent of the Corporation for cancellation, a certificate (a "New Certificate") representing the number of whole shares of Class A Stock, as the case may be, into which and for which the shares formerly represented by the Old Certificates so surrendered are changed into under the terms hereof. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of whole shares of Class A Stock, as the case may be, for which New Certificates shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.

         SECOND: These Articles of Amendment of the Corporation have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

         THIRD: The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.




                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested by its Secretary on this 2nd day of April, 2003.

ATTEST:                               CAPITAL TRUST, INC.


/s/ Brian H. Oswald                   By: /s/ John R. Klopp         (SEAL)
-------------------------                ---------------------------
Brian H. Oswald                          John R. Klopp
Secretary                                Chief Executive Officer


                                       3